Exhibit 99.01

Residual Value Obligation

Quarterly certificate for the quarter ended December 31, 2006

The information below is being disclosed pursuant to the Residual Value Obligation Agreement dated as of April 3, 2000, between Associates First Capital Corporation and the Chase Manhattan Bank, as Trustee. Terms used and not otherwise defined herein have the meaning assigned to them in the Residual Value Agreement.

Securitization Distribution Dates during quarter:	October 16, 2006	November 15, 2006	December 15, 2006

Allocation Dates during quarter:	October 17, 2006	November 16, 2006	December 18, 2006

Payment Date during quarter:			NA

AFCC Amount at beginning of quarter:			$731,642,876

AFCC Amount at end of quarter:			$757,262,535

On the Payment Date during the quarter:

Accrued RVO Payment Amount as of the immediately preceding Allocation Date:			$—

Interest accrued on Accrued RVO Payment Amount since immediately preceding Allocation Date:			$—

Accrued RVO Payment Amount as of such Payment Date:			$—

Number of RVO’s outstanding as of the applicable record date			N/A

Payment per RVO:			$—

As of the first Allocation Date during the quarter:

Residual Cash Flow:

Residual Cash Flow Allocated for current period			$1,689,308
(includes $1,327,109.39 of sale proceeds from previously charged off loans)
Cumulative Residual Cash Flow not covered by allocation (to be carried forward)			$—

Excess Litigation Reserve allocated:			$—

RVO Expenses:

Residual Cash Flow allocated to RVO Expenses:			$0

Cumulative RVO Expenses not covered by allocation (to be carried forward):			$(0)

Litigation Expenses:

Residual Cash Flow allocated to Litigation Expenses:			$(0)

Cumulative Litigation Expenses not covered by allocation (to be carried forward):			$(0)

AFCC Amount:

AFCC Amount at end of immediately preceding Allocation Date:	$731,642,876

plus: AFCC Interest added on immediately preceding Securitization Distribution Date:	$9,145,536

less: Residual Cash Flow allocated to AFCC Amount:	$(1,689,308)

AFCC Amount after allocation:	$739,099,104

Accrued RVO Payment Amount:

Residual Cash Flow allocated to Accrued RVO Payment Amount on such Allocation Date:	$—

plus: cumulative Residual Cash Flow allocated to, and cumulative interest accrued on, Accrued RVO Payment Amount since most recent Payment Date on which RVO Payments were made:	$—

Accrued RVO Payment Amount on such Allocation Date:	$—

As of the second Allocation Date during the quarter:

Residual Cash Flow:

Residual Cash Flow allocated for current period	$260,502

Cumulative Residual Cash Flow not covered by allocation (to be carried forward)	$—

Excess Litigation Reserve allocated:	$—

RVO Expenses:

Residual Cash Flow allocated to RVO Expenses:	$(0)

Cumulative RVO Expenses not covered by allocation (to be carried forward):	$(0)

Litigation Expenses:

Residual Cash Flow allocated to Litigation Expenses:	$(0)

Cumulative Litigation Expenses not covered by allocation (to be carried forward):	$(0)

AFCC Amount:

AFCC Amount at end of immediately preceding Allocation Date:	$739,099,104

plus: AFCC Interest added on immediately preceding Securitization Distribution Date:	$9,238,739

less: Residual Cash Flow allocated to AFCC Amount:	$(260,502)

AFCC Amount after allocation:	$748,077,341

Accrued RVO Payment Amount:

Residual Cash Flow allocated to Accrued RVO Payment Amount on such Allocation Date:	$—

plus: cumulative Residual Cash Flow allocated to, and cumulative interest accrued on, Accrued RVO Payment Amount since most recent Payment Date on which RVO Payments were made:	$—

Accrued RVO Payment Amount on such Allocation Date:	$—

As of the third Allocation Date during the quarter:

Residual Cash Flow:

Residual Cash Flow allocated for current period	$165,772

Cumulative Residual Cash Flow not covered by allocation (to be carried forward)	$—

Excess Litigation Reserve allocated:	$—

RVO Expenses:

Residual Cash Flow allocated to RVO Expenses:	$0

Cumulative RVO Expenses not covered by allocation (to be carried forward):	$(0)

Litigation Expenses:

Residual Cash Flow allocated to Litigation Expenses:	$(0)

Cumulative Litigation Expenses not covered by allocation (to be carried forward):	$(0)

AFCC Amount:

AFCC Amount at end of immediately preceding Allocation Date:	$748,077,341

plus: AFCC Interest added on immediately preceding Securitization Distribution Date:	$9,350,966

less: Residual Cash Flow allocated to AFCC Amount:	$(165,772)

AFCC Amount after allocation:	$757,262,535

Accrued RVO Payment Amount:

Residual Cash Flow allocated to Accrued RVO Payment Amount on such Allocation Date:	$—

plus: cumulative Residual Cash Flow allocated to, and cumulative interest accrued on, Accrued RVO Payment Amount since most recent Payment Date on which RVO Payments were made:	$—

Accrued RVO Payment Amount on such Allocation Date:	$—